Exhibit 16.2

                               GEORGE STEWART, CPA
                              316 17th AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


February 8, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

We have read the statements made by Green Star Mining Corp. (the Registrant), which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K of Registrant on or about February 8, 2010. We agree with the statements concerning our Firm in such form 8-K.

Sincerely


/s/ George Stewart
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George Stewart, CPA